SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 20, 2004

                          Hibbett Sporting Goods, Inc.
             (Exact Name Of Registrant As Specified In Its Charter)

                        Commission file number: 000-20969

      Delaware                                               63-1074067
      --------                                               ----------
     (State of                                            (I.R.S. Employer
  Incorportation)                                        Indentification No.)


                               451 Industrial Lane
                            Birmingham, Alabama 35211
                    (Address of Principal Executive Offices)

                                 (205) 942-4292
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         ( c )
                  Exhibits.

     This exhibit is furnished pursuant to Item 12 and shall not be deemed to be "filed".

Exhibit No.                         Description

99.1                                Earnings Release Dated May 20, 2004

Item 12.  Results of Operations and Financial Condition

     Hibbett Sporting Goods, Inc. announced its financial results for the first quarter ended May 1, 2004, in a press release issued on May 20, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1.

     The information in this Report, including Exhibit 99.1 attached hereto, is furnished solely pursuant to Item 12 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.



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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIBBETT SPORTING GOODS, INC.

                                   By /s/ Gary A. Smith
                                   ---------------------------------------------
                                     Gary A. Smith
                                     Vice President and Chief Financial Officer

May 20, 2004



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                                  EXHIBIT INDEX


Exhibit

99.1     Earnings Release dated May 20, 2004



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

                                                                    EXHIBIT 99.1

                    [Hibbett Sporting Goods, Inc. Letterhead]

                                                     Contact: Gary Smith
                                                     Chief Financial Officer
                                                     (205) 942-4292


                      HIBBETT REPORTS FIRST QUARTER RESULTS
                       - Comparable Store Sales Up 8.8%
                       - Earnings per Share Increases 47.8%
                       - Raises Fiscal 2005 Guidance

     BIRMINGHAM,  Ala. (May 20, 2004) - Hibbett Sporting Goods, Inc. (NASDAQ/NM:
HIBB), a rapidly growing, full-line sporting goods retailer, today announced results for the first quarter ended May 1, 2004.

Financial Highlights

     Net sales for the 13-week period ended May 1, 2004, increased 21.3% to $96.5 million compared with $79.6 million for the 13-week period ended May 3, 2003. Comparable store sales increased 8.8% in the first quarter of fiscal 2005.

     Net income for the first fiscal quarter increased 53.4% to $8.1 million compared with $5.3 million in the first fiscal quarter of last year. Earnings per diluted share increased 47.8% to $0.34 from $0.23 in the prior year.

     Hibbett opened eight new stores and closed three stores during the first quarter, bringing the store base to 433. The Company plans to open a total of approximately 65 new stores, net of store closings, in fiscal 2005.

     Mickey Newsome, Chairman, President and Chief Executive Officer, stated, "Consistent with the trends we experienced in the fourth quarter, we posted positive comparable store sales in all three merchandise categories this quarter. Continued growth in licensed, performance and urban-influenced products produced low double-digit comparable sales in apparel while strength in ladies and kids led to mid-single-digit comparable increases in footwear. Similarly, hard goods yielded a low single-digit increase due to improvement in team equipment sales.

     "The strong sales results, combined with improved product margins and a lower level of markdowns, led to the highest quarterly operating margin in our history at 13.2%. While it would be unrealistic to expect we could sustain such a dramatic sequential improvement in our operating margin throughout the year, we expect to continue to show significant year-over-year improvement in our margins."

Fiscal 2005 Outlook

     For the second quarter ending July 31, 2004, the Company expects to report earnings per diluted share of approximately $0.18 to $0.20 and a comparable store sales increase in the range of 5% to 6%. Guidance for fiscal 2005 is estimated at approximately $1.06 to $1.09 earnings per diluted share and a comparable store sales increase in the range of 5% to 6%.

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

     Newsome added, "Although we had expected second half sales momentum to ease a bit as we lapped strong sales results from a year ago, we have yet to see that pace abate to any degree. In addition, our operating results continue to reflect the benefits of our small market strategy, a high level of store and support center operational excellence, greater allocations of the top apparel and footwear brands and a wealth of new store growth opportunities. Based upon this strong start, we are very optimistic about the year ahead of us in fiscal 2005."

     The per share results reported for all periods presented herein reflect the effect of the three-for-two stock split that was distributed on April 16, 2004, to stockholders of record on April 1, 2004.

Investor Conference Call and Simulcast

     Hibbett Sporting Goods, Inc. will conduct a conference call at 10:00 am EDT on May 21, 2004, to discuss the first quarter results. The number to call for this interactive teleconference is (913) 981-5509. A replay of the conference call will be available until May 28th, by dialing (719) 457-0820 and entering the passcode, 499918.

     The Company will also provide an online Web simulcast and rebroadcast of its fiscal 2005-first quarter conference call. The live broadcast of Hibbett's quarterly conference call will be available online at www.streetevents.com and www.fulldisclosure.com on May 21, 2004, beginning at 10:00 a.m. EDT. The online replay will follow shortly after the call and continue through June 4, 2004.

     Hibbett Sporting Goods, Inc. is a rapidly growing operator of full-line sporting goods stores in small to mid-sized markets, predominantly in the Southeast, Mid-Atlantic and Midwest. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

     A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate. For example, our forward looking statements include statements regarding store opening plans, merchandise performance and future earnings and comparable store sales. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the "Risk Factors," "Business," and "MD&A" sections in our Annual Report on Form 10-K filed on April 15, 2004, our Quarterly Report on Form 10-Q filed December 16, 2003, and our most recent prospectus supplement filed May 2, 2003. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.


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


                 Hibbett Sporting Goods, Inc. and Subsidiaries
                       Unaudited Statements of Operations
                (Dollars in thousands, except per share amounts)



                                                                  First Quarter Ended
                                                               -------------------------
                                                                 May 1,           May 3,
                                                                  2004             2003
                                                               --------         --------
Net sales                                                      $ 96,519         $ 79,593
Cost of goods sold, including warehouse,
     distribution, and store occupancy costs                     64,788           54,634
                                                               --------         --------
     Gross profit                                                31,731           24,959
Store operating, selling, and administrative expenses            17,119           14,952
Depreciation and amortization                                     1,841            1,754
                                                               --------         --------
     Operating income                                            12,771            8,253
Interest income, net                                                 74               23
                                                               --------         --------
     Income before provision for income taxes                    12,845            8,276
Provision for income taxes                                        4,785            3,021
                                                               --------         --------
     Net income                                                $  8,060         $  5,255
                                                               ========         ========
Net Income per common share:
     Basic earnings per share                                  $   0.35         $   0.23
                                                               ========         ========
     Diluted earnings per share                                $   0.34         $   0.23
                                                               ========         ========
Weighted average shares outstanding:
     Basic                                                       23,333           22,768
                                                               ========         ========
     Diluted                                                     23,988           23,149
                                                               ========         ========


                                 Unaudited Condensed Balance Sheet
                                         (In thousands)

                                                         May 1,           May 3,        January 31,
                                                          2004             2003            2004
                                                       --------         --------       ------------
Assets
Cash and cash equivalents                              $ 44,422         $ 21,994           $ 41,963
Accounts receivable, net                                  2,752            3,051              3,594
Inventories                                              95,416           85,806             94,777
Prepaid expenses and other                                4,801            3,922              1,925
                                                       --------         --------       ------------
   Total current assets                                 147,391          114,773            142,259
Property and equipment, net                              25,684           25,614             26,173
Other assets                                                216              229                130
                                                       --------         --------       ------------
   Total assets                                        $173,291         $140,616           $168,562
                                                       ========         ========       ============

Liabilities and Stockholders' Investment
Accounts payable                                       $ 29,475         $ 28,902           $ 37,976
Accrued expenses                                         10,073            7,622              7,093
                                                       --------         --------       ------------
   Total current liabilities                             39,548           36,524             45,069
Non-current deferred income taxes                           603                -                603
Stockholders' investment                                133,140          104,092            122,890
                                                       --------         --------       ------------
   Total liabilities and stockholders' investment      $173,291         $140,616           $168,562
                                                       ========         ========       ============


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